                                                                     EXHIBIT 2.1

                                SALES AGREEMENT
                                ---------------
                               CONCERNING SHARES
                               -----------------

                                    between

            Herrn Ulrich Sigmund, Viktoriastra(ss)e 6, 76133 Karlsruhe
        Herrn Hendrik Horak, Schulze Delitzsch Stra(ss)e, 5, 65510 Idstein
            Herrn Jorg Ringelberg, Viktoriastra(ss)e 6, 76133 Karlsruhe

                   - hereinafter referred to as "SELLERS" --and

                     Erste CINCO Vermogensverwaltungs GmbH
                                 represtnted by
                               managing director
                                   Jason Liu
                   - hereinafter referred to as "BUYER" --and

                          Quadrant International Inc.
                            269 Great Valley Parkway
                             Malvern, PA  19355 USA
                                 represented by
                                  Frank Wilde

                     - hereinafter referred to as QUADRANT -


                                   Preamble
                                   --------

The Sellers hold 100% of the shares of VIONA Development Hard & Software Engineering GmbH (hereafter referred to as VIONA), with its seat in Karlsruhe, registered in the Commercial Register under the number HRB 7305.

QUADRANT holds 100% of the shares of Erste CINCO Vermogensverwaltungs GmbH (hereafter referred to as CINCO) with its seat in Frankfurt am Main, registered in the Commercial Register under the number HRB 42478.


Now, therefore, in consideration of the premises, the contractual parties have entered into this agreement:
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1.  The Company and its shareholders:
------------------------------------

The SELLERS hold 100% of the fully paid shares of VIONA Development Hard & Software Engineering GmbH with a fully paid share capital of DM 52,500.00, of which eash SELLER holds DM 17,500.00.

2.  Sale of Shares
------------------

2.1 Hereby, the SELLERS sell the above-mentioned shares of company to the BUYER.

2.2  The sale shall become effective as of January 16, 1998.

     From that date on only the BUYER shall be entitled to all rights and bear all obligations arising from the shares, including voting rights.

2.3 The Parties agree that they will put each other economically into a position as if the assignment of the shares had already become effective as of December 31, 1997, midnight. SELLERS have the rights to the 1997 profits.

3.  Consideration for Sale
--------------------------

The BUYER will pay to the SELLERS the purchase price for the shares in US $ as set forth on Schedule A hereto which is a condition of this contract.

4.  Financial statements
------------------------

The financial statements of the company (including balance, profit- and loss statement) for the fiscal year ending 12-31-1996 has been delivered to the BUYER before signing of the contract.

5.  Representation and Warranties
---------------------------------

The SELLERS hereby make the following representations and warranties:

5.1 The financial statements as of 12-31-1996 (Schedule B) represents fairly the financial condition, assets, earnings, liabilities, equity and liability of the company, they are correct and complete, and have been prepared in accordance with the "Grundsatze ordnungsma(ss)iger Buchfuhrung" (German general accepted accounting principles) and in compliance with the relevant statutory provisions.

5.2 All contributions due on the shares mentioned in Section 1 of this agreement have been fully paid, according to the regulations and without being in violation of the prohibition against hidden contributions in kind.

5.3. None of the shares in the company are subject to any limitations of disposal or to any rights of third parties.

                                       2
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 5.4 The transfer of the shares in the company does not constitute an asset transfer within the meaning of Section 419 BGB or Section 1365 BGB and there do not exist any liabilities for which the BUYER could be held liable under Section 419 BGB or Section 1365 BGB.

5.5 There is no litigation or administrative procedure or proceeding at an arbitrage body or court (including any bankruptcy or composition any proceeding SELLERS' against the company and none is pending and, to the SELLERS' knowledge, none is threatened.

5.6 With regard to their business activities, the company has complied with all relevant laws.

5.7 No bankruptcy or composition proceedings concerning the assets of the SELLERS or the company have been applied for and no circumstance exist, including the insolvency or inability to pay its debts as they become due pursuant to Bankruptcy Code or Law Relating to the Avoidance of Debtor's Legal Translations which could in any way jeopardize the effective of the transfer of shares.

5.8 The SELLERS do not make any further warranties regarding the legal or economic condition of VIONA Development Hard & Software Engineering GmbH especially none for the continuance of the present worth and profitability of the company.

5.9 The facts stated in this agreement and in the Schedules are accurate and complete.

6.  Liability of the SELLER
---------------------------

6.1 With respect to any violation of the representation and warranties set forth in Section 5 and of any other obligations hereunder, the SELLERS shall place the BUYER in such a position as if any such representation or warranty were fulfilled. The BUYER can ask to receive the compensation in cash. Section 377 HGB (German Commercial Code) shall not apply.

6.2 All claims of the BUYER under this Agreement with the exception of claims of the BUYER against the SELLERS with respect to tax liabilities or demands according to Section 419 BGB and claims of third parties on the shares shall be subject to statute of limitation within three (3) years of the sale date.

6.3 Rights of the BUYER against the SELLERS with respect of tax liabilities shall be subject to statute of limitation within 6 months after the date of the final non-appealable assessment of each particular tax liability, which may arise as a result of an audit by the tax authorities and any potential subsequent litigation.

6.4 Claims with respect to demands against the BUYER according to Section 419 BGB and for reason of rights of third parties on the shares shall be subject to statute of limitation within 6 months after the demand against the BUYER has been realized.

                                       3
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6a  Limitations of Dismissal and Transfer
-----------------------------------------

6a.1 BUYER agrees not to dismiss any of SELLERS' managing directors of VIONA
     Development Hard & Software Engineering GmbH prior to April 30, 1998. The right to dismissal on important grounds shall remain.

6a.2 Any sale, transfer, or pledging as collateral any shares of VIONA
     Development Hard & Software Engineering GmbH prior to April 30, 1998 shall only be effective upon the prior approval of VIONA Development Hard & Software Engineering GmbH.

7.   Confidentiality
--------------------

7.1 The SELLERS and the BUYER agree to treat any information and documents exchanged within the scope of this agreement strictly confidential. Any disclosure thereof to third parties shall require the prior written approval of the other parties.

7.2 The SELLER and the BUYER may use the information obtained within the scope of this Agreement and its consummation only for the purpose of consummation hereof.

8.   Cumulative assumption of debts
-----------------------------------

QUADRANT is joining this agreement as joint and several debtor for the purchase-money claim.

9.  Cancellation of the Agreement and Obligation to re-assign
-------------------------------------------------------------

9.1 This Agreement may be terminated jointly by the SELLERS in case the BUYER does not pay the purchase price within the time and performance specified in Schedule A.

9.2 This Agreement may be terminated by either the SELLERS or QUADRANT and CINCO if the parties do not agree to an appendix of this agreement concerning further mutual representations and warranties April 15, 1998 at the latest. This appendix will be a part of this Agreement.

9.3 This Agreement may be terminated by QUADRANT and CINCO if QUADRANT has not increased its equity capital by at least US $15,000,000 by March 31, 1999.

9.4 In case the appendix mentioned in section 9.2 will not be signed within the specified time QUADRANT and CINCO authorize the SELLERS to re-assign the share-deal agreed to and recorded January 16, 1998 (see Schedule C).

9.5 In the event of any termination of this Agreement, none of the parties to this Agreement will have any liability to the others except for any willful breach of any of the provisions of this Agreement.

                                       4
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10.  Costs and other Miscellaneous Provisions
---------------------------------------------

10.1 The BUYER shall pay all costs of legal, tax and other advice of both parties. The costs of the notary public shall be borne by the BUYER.

10.2 Amendments to and/or supplements of this Agreement and its Schedules shall be provided in writing. The same applies to a waiver of this written form clause.

10.3 If a provision of this Agreement or its modifications and amendments should be or become legally invalid or unenforceable, the validity of the remainder of this Agreement shall not be affected hereby. In such case the contracting parties will replace the invalid provision by a provision which is legally valid and comes closest to achieving the economic purpose of the invalid provision. The same applies to any omission in the terms of this Agreement.

10.4 This Agreement shall be governed by and construed in accordance with the laws of Germany. Exclusive place of jurisdiction shall be Karlsruhe.

10.5 This Agreement exists in both a German and an English version. For the purpose of interpreting this Agreement, the German version takes sole precedence.

                                                  Frankfurt, 16. Jan 98
                                                  ---------------------
                                                  (place and date)

/s/ Jorg Ringelberg                               /s/ Jason Liu
----------------------------                      ---------------------
(SELLER)                                          (BUYER)


/s/ Hendrick Horak
----------------------------
(SELLER)


/s/ Ulrich Sigmund
----------------------------
(SELLER)


/s/ Francis E. Wilde
----------------------------
(QUADRANT)


The original version of this Sales Agreement Concerning Shares, dated January 16, 1998, by and among Ulrich Sigmund, Hendrick Horak, Jorg Ringelberg, Erste Cinco Vermogensverwalfungs and the Registrant was in German. I certify that the foregoing is a fair and accurate English translation of the German version.


                                                    ____________________________
                                                    Jason Liu
                                                    Secretary

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